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                                                                       EXHIBIT 5

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW


                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699


                 TELEPHONE: 617-439-2000 FACSIMILE: 617-973-9748


CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS



                                February 19, 2002


Provant, Inc.
67 Batterymarch Street, Suite 500
Boston, MA  02110

Gentlemen/Ladies:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Provant, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 900,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Company's 1998 Non-Qualified Stock Option Plan, as amended to date (the "Plan"), and (ii) an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We have acted as legal counsel for the Company in connection with adoption of the Plan, are familiar with the Company's Certificate of Incorporation and By-laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

                1. When paid for and issued in compliance with the terms of the Plan, and in compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended through the dates of any such issuances, the 900,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

                2. The indeterminate number of additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and in compliance with the applicable provisions of law and of the Company's Certificate of



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Incorporation and By-laws, both as amended through the dates of any such issuances, will be duly and validly issued, fully paid and non-assessable.

        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                              Very truly yours,

                                              /s/ Nutter, McClennen & Fish, LLP

                                              Nutter, McClennen & Fish, LLP


    JED/MLB



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